Exhibit 10.78

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 8, 2013, is entered into by and among U.S. AUTO PARTS NETWORK, INC., a Delaware corporation (“Company”), PARTSBIN, INC., a Delaware corporation (“PartsBin”), LOCAL BODY SHOPS, INC., a Delaware corporation (“Local Body Shops”), PRIVATE LABEL PARTS, INC., a Delaware corporation (“Private Label Parts”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney Auto”, and together with the Company, PartsBin, Local Body Shops and Private Label Parts, collectively, “Borrowers” and each individually a “Borrower”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.	Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of April 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.	Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C.	Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Credit Agreement.

a.	The definition of “Covenant Testing Trigger Period” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Covenant Testing Trigger Period’ means the period (a) commencing on any day that Excess Availability is less than $6,000,000 (or $4,000,000 solely during the period of March 1, 2013, through and including April 15, 2013), and (b) continuing until Excess Availability has been greater than or equal to $6,000,000 (or $4,000,000 solely during the period of March 1, 2013, through and including April 15, 2013) at all times for 45 consecutive calendar days.”

b.	Section 5.01(m) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(m) unless otherwise agreed to by Administrative Agent, by no later than Wednesday of each week for each week ending on or prior to April 15, 2013, a projected 13 week cash flow report for the immediately following 13 week period, and a cash flow report for the week most recently ended together with a comparison to the previously delivered forecast, in each case, in form reasonably satisfactory to Administrative Agent;”

c.	Sections 6.01(q) through 6.01(r) of the Credit Agreement are hereby amended as follows:

i.	the word “and” at the end of Section 6.01(q) is hereby deleted;

ii.	replacement of the “(r)” at the beginning of Section 6.01(r) with “(s)”; and

iii.	insertion of a new Section 6.01(r) between Section 6.01(q) and Section 6.01(s) as follows:

“(r) the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person as of such date in accordance with GAAP arising from the any sale and leaseback transaction that is permitted by Section 6.06 so long as the Administrative Agent receives a Collateral Access Agreement with respect to the property that is the subject of such sale and leaseback transaction within 60 days after the consummation of such transaction (unless waived by the Administrative Agent in its sole discretion); and”

d.	Section 6.06 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (such a transaction, a “sale and leaseback”), except for (a) any such sale and leaseback of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or any Subsidiary acquires or completes the construction of such fixed or capital asset, and (b) such other sale and leasebacks as are consummated on terms and conditions satisfactory to the Administrative Agent and the Lenders in their Permitted Discretion so long as no Event of Default has occurred and is continuing at the time of consummation of such sale and leaseback or would result thereform.”

2.	Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Representations and Warranties. The representations and warranties set forth herein, and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof), must be true and correct in all material respects without duplication of any materiality qualifier contained therein.

3.	Representations and Warranties. Each Borrower and each other Loan Party represents and warrants as follows:

a.	Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

b.	Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each other Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof in all material respects without duplication of any materiality qualifier contained therein as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

4.	Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

5.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

6.	Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of each Borrower and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7.	Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8.	Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

9.	Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.	Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.	Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS: U.S. AUTO PARTS NETWORK, INC., a Delaware corporation

By	/s/ Shane Evangelist
Name: Shane Evangelist
Title: CEO

PARTSBIN, INC., a Delaware corporation

By	/s/ Shane Evangelist
Name: Shane Evangelist
Title: President

LOCAL BODY SHOPS, INC., a Delaware corporation

By	/s/ David Hernandez
Name: David Hernandez
Title: President

PRIVATE LABEL PARTS, INC., a Delaware corporation

By	/s/ Arthur Simitian
Name: Arthur Simitian
Title: President

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By	/s/ Mary Jo Trujillo
Name: Mary Jo Trujillo
Title: Secretary

OTHER LOAN PARTIES: LOBO MARKETING, INC., a Texas corporation

By	/s/ Brian Hafer
Name: Brian Hafer
Title: President

AUTOMD, INC., a Delaware corporation

By	/s/ Anton Reut
Name: Anton Reut
Title: President

PACIFIC 3PL, INC., a Delaware corporation

By	/s/ Rick Ellis
Name: Rick Ellis
Title: President

GO FIDO, INC., a Delaware corporation

By	/s/ Michael Buca
Name: Michael Buca
Title: President

AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation

By	/s/ David Sprangler
Name: David Sprangler
Title: President